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                                                                     EXHIBIT 5.1

                        Pitney, Hardin, Kipp & Szuch LLP
                                  P.O. Box 1945
                        Morristown, New Jersey 07962-1945

October 31, 2001


Valley National Bancorp
1455 Valley Road
Wayne, New Jersey  07470

VNB Capital Trust I
c/o Valley National Bancorp
1455 Valley Road
Wayne, New Jersey  07470

                     Re:      Registration Statement on Form S-3


Ladies and Gentlemen:


               We are counsel to Valley National Bancorp, a New Jersey corporation ("VNB") and VNB Capital Trust I (the "Trust"), a statutory business trust formed at the direction of VNB under the laws of the State of Delaware and, in such capacity, we have acted as counsel to VNB in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) (the "462(b) Registration Statement"). The 462(b) Registration Statement covering the registration of an additional 1,000,000 preferred securities (the "Additional Preferred Securities") of the Trust is being filed with the Commission in connection with the proposed public offering of preferred securities described in the Registration Statement on Form S-3 (Registration Nos. 333-71546 and 333-71546-01) filed with the Commission on October 12, 2001, as amended by Amendment No. 1 thereto filed with the Commission on October 22, 2001 (collectively, the "Original Registration Statement"), and which became effective on October 31, 2001. The contents of the Original Registration Statement, including the exhibits thereto, are incorporated by reference in the 462(b) Registration Statement. The 462(b) Registration Statement relates to the offer for sale of the Additional Preferred Securities and the guarantee of VNB with respect to the Additional Preferred Securities (the "Guarantee Agreement") and Junior Subordinated Debentures to be issued by VNB to the Trust, and such transactions as further described in the Original Registration Statement (the "Offering").

               Other capitalized terms used but not defined herein have the meanings ascribed to them in the Original Registration Statement. As counsel to VNB, we have been requested to render this opinion.

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Valley National Bancorp
VNB Capital Trust I
October 31, 2001
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               For the purpose of rendering the opinions set forth herein, we have been furnished with and examined only the following documents:


               1. The Certificate of Incorporation and Bylaws of VNB, each as amended to date;


               2. The Original Registration Statement and the 462(b) Registration Statement;


               3. The form of Guarantee Agreement, attached as Exhibit 4.8 to the Original Registration Statement;


               4. The form of Indenture, and the form of Junior Subordinated Debenture included in the form of Indenture, attached as Exhibit 4.1 to the Original Registration Statement; and

               5. Records of the meetings of the Board of Directors of VNB pertaining to the Offering.


               With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of VNB such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice.


               Based upon the foregoing, we are of the of the opinion that:

               1. VNB has been duly incorporated and is validly existing as a corporation under the laws of the State of New Jersey.


               2. The Guarantee Agreement, when executed and delivered as contemplated by the Original Registration Statement and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Original Registration Statement will be validly issued obligations of VNB enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer laws or similar laws affecting the rights of creditors generally and subject to general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing and the unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The foregoing opinion is also subject to the following comments and qualifications:

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Valley National Bancorp
VNB Capital Trust I
October 31, 2001
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               (a) The enforceability of certain provisions of the Indenture and the Guarantee Agreement may be limited by laws rendering unenforceable the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, and indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

               (b) The enforceability of provisions in the Indenture, the Junior Subordinated Debentures and the Guarantee Agreement, to the effect that the terms may not be waived or modified except in writing, may be limited under certain circumstances.

               (c) We advise you that, under certain circumstances, a guarantee executed by a corporate shareholder of a corporate borrower may not be enforced as an obligation separate from the obligation guaranteed if it is determined that the borrower is merely an alter ego or nominee of the guarantor and that the "true" borrower is the guarantor. If the guarantor is deemed to be liable as a primary obligor, it is likely that the guarantor will also be entitled to the rights and defenses otherwise available to a primary obligor.

               Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

               This opinion is limited to the current laws of the State of New York and the State of New Jersey, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to supplement it should the current laws of the State of New York or the State of New Jersey be changed by legislative action, judicial decision or otherwise.

               We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the 462(b) Registration Statement.

                                               Very truly yours,


                                           /s/ Pitney, Hardin, Kipp & Szuch LLP

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